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                AMENDMENT NO. TWO TO FIRST AMENDED AND RESTATED
                            BUSINESS LOAN AGREEMENT



         This Amendment No. Two to First Amended and Restated Business Loan Agreement (this "Amendment") dated as of September 27, 1996, is between Bank of America National Trust and Savings Association (the "Bank") and Reliance Steel & Aluminum Co. (the "Borrower").


                                    RECITALS

         A. The Bank and the Borrower entered into a certain First Amended and Restated Business Loan Agreement dated as of June 26, 1996, as modified by an Amendment No. One to First Amended and Restated Business Loan Agreement (as amended, the "Agreement").

         B.      The Bank and the Borrower desire to amend the Agreement.


                                   AGREEMENT

         1. Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Agreement.

         2.      Amendments.  The Agreement is hereby amended as follows:

                 2.1 Subparagraph 1.1(a) is amended and restated in its entirety to read as follows:

                          "(a) During the availability period described below, the Bank will provide a line of credit ('Facility No. 1') to the Borrower with a within line facility for standby letters of credit. The amount of the line of credit (the 'Facility No. 1 Commitment') is One Hundred Forty Million Dollars ($140,000,000) from and including the date this Agreement to and including the earlier of January 31, 1997, or the Private Placement Date, and One Hundred Million Dollars ($100,000,000) thereafter. For purposes of this Agreement, 'Private Placement Date' means the date on which the Private Placement (defined below) is funded."

                 2.2 Subparagraph 1.1(c) is amended and restated in its entirety to read as follows:





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                          "(c)  The Borrower agrees not to permit the
         outstanding principal balance of the line of credit plus the outstanding amounts of any letters of credit (including amounts drawn on letters of credit and not yet reimbursed) to exceed the Facility No. 1 Commitment."

                 2.3      The following is added as a new Paragraph 1.6:

                          "1.6 Letters of Credit. This line of credit may be used for financing standby letters of credit with a maximum maturity of January 15, 1997. The amount of letters of credit outstanding at any one time (including amounts drawn on letters of credit and not yet reimbursed) may not exceed Seventy Million Dollars ($70,000,000).

         The Borrower agrees:

                                  "(a)  Any sum drawn under a letter of credit
         may, at the option of the Bank, be added to the principal amount outstanding under this Agreement. The amount will bear interest and be due as described elsewhere in this Agreement.

                                  "(b)  If there is a default under this
         Agreement, to immediately prepay and make the Bank whole for any outstanding letters of credit.

                                  "(c)  The issuance of any letter of credit
         and any amendment to a letter of credit is subject to the Bank's written approval and must be in form and content satisfactory to the Bank and in favor of a beneficiary acceptable to the Bank.

                                  "(d)  To sign the Bank's standard form
         Application and Agreement for Standby Letter of Credit.

                                  "(e)  To pay, upon issuance of each letter of
         credit, an issuance fee equal to 0.875% of the face amount of such letter of credit.

                                  "(f)  To allow the Bank to automatically
         charge its checking account for applicable fees, discounts, and other charges."

                 2.4 In Paragraph 8.7, the following is added as a new subparagraph (g):

                          "(g) Additional indebtedness, owing to the sellers to the Borrower of the stock of Sisken Steel & Co., not to exceed a total of Seventy Million Dollars





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         ($70,000,000), which indebtedness shall be due and payable in full on or before January 15, 1997, and shall otherwise be subject to terms and conditions acceptable to the Bank."

         3. Representations and Warranties. When the Borrower signs this Amendment, the Borrower represents and warrants to the Bank that: (a) there is no event which is, or with notice or lapse of time or both would be, a default under the Agreement, (b) the representations and warranties in the Agreement are true as of the date of this Amendment as if made on the date of this Amendment, (c) this Amendment is within the Borrower's powers, has been duly authorized, and does not conflict with any of the Borrower's organizational papers, and (d) this Amendment does not conflict with any law, agreement, or obligation by which the Borrower is bound.

         4. Effect of Amendment. Except as provided in this Amendment, all of the terms and conditions of the Agreement shall remain in full force and effect.

          This Amendment is executed as of the date stated at the beginning of this Amendment.




                                       BANK OF AMERICA NATIONAL TRUST AND
                                       SAVINGS ASSOCIATION


                                       By: /s/Donald G. Farris
                                          --------------------------------
                                              Donald G. Farris
                                       Title: Vice President


                                       RELIANCE STEEL & ALUMINUM CO.


                                       By: /s/David H. Hannah
                                          --------------------------------

                                       Title: President
                                             -----------------------------


                                       By: /s/Steven S. Weis
                                          --------------------------------

                                       Title: Chief Financial Officer
                                             -----------------------------






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